PURCHASE AND SALE AGREEMENT

Offer Date: 7/30/2024

GeorgiaREALTORS

2024 Printing

A. KEY TERMS AND CONDITIONS

1. **Purchase and Sale.** The undersigned buyer(s) ("Buyer") agree to buy and the undersigned seller(s) ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.
   a. **Property Identification:** Address: 215 PIEDMONT AVE NE 1503
   City ATLANTA, County Fulton County, Georgia, Zip Code 30308
   MLS Number: ________ Tax Parcel I.D. Number: 14 005100130491
   b. **Legal Description:** The legal description of the Property is *[select one of the following below]*:
   ☐ (1) attached as an exhibit hereto;
   ☑ (2) Condominium (attach F204 Condominium Resale Purchase and Sale Exhibit)
   ☐ (3) the same as described in Deed Book ________, Page ________, et. seq., of the land records of the above county; **OR**
   ☐ (4) Land Lot(s) ________ of the ________ District, ________ Section/ GMD, Lot ________, Block ________, Unit ________, Phase/Section ________ of ________ Subdivision/Development, according to the plat recorded in Plat Book ________, Page ________, et. seq., of the land records of the above county.

2. **Purchase Price of Property to be Paid by Buyer.** $265,000.00

3. **Closing Costs.** **Seller's Contribution at Closing:** $0.00

4. **Closing Date and Possession.** Closing Date shall be 8/9/2024 with possession of the Property transferred to Buyer ☑ upon Closing **OR** ☐ ___ days after Closing at ___ o'clock ☐ AM **OR** ☐ PM (attach F219 Temporary Occupancy Agreement).

5. **Closing Law Firm ("Closing Attorney").** William Heath **Phone Number:** (678) 904-1444

6. **Holder of Earnest Money ("Holder").** (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.) HEATH LAW

7. **Earnest Money.** Earnest money will be paid to Holder in a method of payment acceptable to the Holder of immediately available funds as follows:
   ☐ **a.** $________ as of the Offer Date.
   ☑ **b.** $2,650.00 within 4 days from the Binding Agreement Date.
   ☑ **c.** ________.

8. **Inspection and Due Diligence.**
   a. **Due Diligence Period:** Property is being sold subject to a Due Diligence Period of 0 days from the Binding Agreement Date.
   b. **Option Payment for Due Diligence Period:** In consideration of Seller granting Buyer the option to terminate this Agreement, Buyer:
   (1) has paid Seller $10.00 in nonrefundable option money, the receipt and sufficiency of which is hereby acknowledged; plus
   (2) shall pay directly to Seller additional option money of $________ by ☐ check ☐ ACH or ☐ wire transfer of immediately available funds either ☐ as of the Offer Date; **OR** ☐ within ____ days from the Binding Agreement Date. Any additional option money paid by Buyer to Seller ☐ shall (subject to lender approval) or ☐ shall not be applied toward the purchase price at Closing and shall not be refundable to Buyer unless the Closing fails to occur due to the default of the Seller.

9. **Lead-Based Paint.** To the best of Seller's knowledge, the residential dwelling(s) on the Property (including any portion thereof or painted fixture therein) ☐ was (attach F316 Lead-Based Paint Exhibit) **OR** ☐ was not built prior to 1978.

10. **Brokerage Relationships in this Transaction.**
   a. **Buyer's Broker is** ________ **and is:**
   (1) ☐ representing Buyer as a client.
   (2) ☐ working with Buyer as a customer.
   (3) ☐ acting as a dual agent representing Buyer and Seller.
   (4) ☐ acting as a designated agent where: ________ has been assigned to exclusively represent Buyer.

   b. **Seller's Broker is** Real Broker, LLC. **and is:**
   (1) ☑ representing Seller as a client.
   (2) ☐ working with Seller as a customer.
   (3) ☐ acting as a dual agent representing Buyer and Seller.
   (4) ☐ acting as a designated agent where: ________ has been assigned to exclusively represent Seller.

   c. **Material Relationship Disclosure:** The material relationships required to be disclosed by either Broker are as follows: none

11. **Time Limit of Offer.** The Offer set forth herein expires at 10:00 o'clock p.m. on the date 7/31/2024.

Buyer(s) Initials ________ Seller(s) Initials ________

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A.

1. <u>Purchase and Sale</u>.
   a. **Warranty:** Seller warrants that at the time of Closing Seller will convey good and marketable title to said Property by limited warranty deed subject only to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements (other than any driveway or walkway) do not encroach; (3) declarations of condominium and declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement.
   b. **Examination:** Buyer may examine title and/or obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the Closing. If Seller fails or is unable to satisfy valid title objections at or prior to the Closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy, if such a policy can be issued on the Property or for the Buyer in this transaction.

2. <u>Purchase Price to be Paid by Buyer</u>. The purchase price shall be paid in U.S. Dollars by such method of delivery acceptable to the Closing Attorney including, but not limited to, wire transfer of immediately available funds. Where this Agreement refers to sales price, it shall mean the same thing as the purchase price.

3. <u>Closing Costs</u>.
   a. **Seller's Contribution at Closing:** At Closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction, including without limitation, any compensation obligations of Buyer. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller.
   b. **Additional Items Paid by Seller:** In addition to the above, the Seller shall also pay the fees and costs of the Closing Attorney: (1) to prepare and record title curative documents; (2) for Seller not attending the Closing in person; and (3) to handle and deliver Seller's payoffs and proceeds.
   c. **Items Paid by Buyer:** At Closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; and (3) all other costs, fees and charges to close or relating to the transaction.
   d. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of Closing shall be prorated as of the date of Closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, Buyer and Seller shall, upon the issuance of the actual tax bill or the appeal being resolved, promptly make such financial adjustments between themselves as are necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at Closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

4. <u>Closing Date and Possession</u>.
   a. **Right to Extend the Closing Date:** Buyer or Seller may unilaterally extend the Closing Date for eight (8) days upon notice to the other party given prior to or on the date of Closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding off the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); (2) Buyer's mortgage lender (including in transactions where the financing contingency has expired) or the Closing Attorney is delayed and cannot fulfill their respective obligations by the date of Closing, provided that the delay is not caused by Buyer; or (3) Buyer has not received required estimates or disclosures and Buyer is prohibited from closing under federal regulations. The party unilaterally extending the Closing Date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the Closing Date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.
   b. **Keys and Openers:** At Closing, Seller shall provide Buyer with all keys, door openers, fobs, access cards, codes and other similar equipment allowing access to the Property, the community, and community amenities. In the event Seller is required to return the above items to a third-party, Seller shall provide Buyer with instructions on how to contact the third-party to obtain such items.
   c. **Devices and Fixtures:** Except as set forth above, if a system, device, or fixture conveyed with the Property ("Device") cannot be operated without a specific controller, then not later than time of possession, Seller will provide Buyer with all controllers which are required for the operation of the Devices. Seller will also provide Buyer with all Device credentials, including but not limited to usernames and passwords, for all Devices including access and guest codes OR Seller may reset Devices to factory defaults and provide Buyer with default credentials for all Devices. Seller will terminate Seller's administrative access and any access granted to a third-party. The cost of transferring third-party support to these Devices and confirming that Seller's and/or third-parties' administrative access is terminated is the responsibility of the Buyer.

5. **Closing Law Firm.** Buyer shall have the right to select the Closing Attorney to close this transaction, and hereby selects the Closing Attorney referenced herein. In all cases where an individual Closing Attorney is named in this Agreement but the Closing Attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the Closing Attorney. If Buyer's mortgage lender refuses to allow that Closing Attorney to close this transaction, Buyer shall select a different Closing Attorney acceptable to the mortgage lender. The Closing Attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing. In transactions where the Buyer does not obtain mortgage financing, the Closing Attorney shall represent the Buyer in preparing the Closing documents, attempting to clear title of the Property to the satisfaction of the title insurance company, conducting the Closing, disbursing funds according to the settlement statement signed by the parties and Closing Attorney, timely recording deeds and issuing an owner's title insurance policy. Other than those services specifically listed above, nothing herein shall obligate the Closing Attorney to perform other legal services, including, but not limited to, certifying or warranting title of the Property, for the Buyer, except pursuant to a separate engagement agreement signed by the Closing Attorney and the Buyer.

6. **Holder of Earnest Money.** The earnest money will be paid to Holder in a method of payment acceptable to the Holder. Holder has the right to charge Buyer for any cost associated with receiving of earnest money. Such charge shall be collected separately from the payment of earnest money. The earnest money will be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived.

7. **Earnest Money.**
   a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any unexpired contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at Closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.
   b. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the Closing of the Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that: 1) Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made; and 2) no interpretation shall be made by Holder dividing the earnest money between Buyer and Seller. Any party, real estate licensee or any other person having knowledge of or an interest in the disbursement of the earnest money may object to or provide information regarding the proposed disbursement by giving written notice of the same to Holder within the above referenced notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection or other information and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.
   c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.
   d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages (collectively, "Claims") arising out of the performance by Holder of its duties, including Claims caused, in whole or in part, by the negligence of the Holder; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

8. **Inspection and Due Diligence.**
   a. **Buyer's Right to Inspect Property:** Unless otherwise specified herein, the Property is being sold in "as-is" condition with any and all faults. Therefore, Buyer and/or Buyer's representative(s) have the right to carefully inspect the Property to make sure it meets the needs of the Buyer. **If Buyer is concerned that the Property may have been used as a laboratory for the production of methamphetamine, or as a dumpsite for the same, Buyer should review the National Clandestine Laboratory Register – Georgia at www.dea.gov.**
   b. **Buyer's Right to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer is solely responsible for becoming familiar with neighborhood conditions of concern to Buyer that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime and school, land use, government and transportation maps and plans. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.**

c. **Buyer's Inspection Rights Continue through Closing:** Upon prior notice to Seller, Buyer and/or Buyer's representatives shall have the continuing right through Closing to enter the Property at Buyer's expense and at reasonable times to, among other things, and without limitation, conduct inspections, examinations, evaluations, appraisals, surveys and tests, meet contractors and vendors, measure for renovations, determine the condition of the Property and confirm that any agreed upon repairs have been made. Seller shall cause all utilities, systems and equipment to be on and all parts of the house to be accessible, including basements, attics, and crawlspaces so that Buyer may complete all inspections.

d. **Buyer's Inspection Indemnification Obligations: Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages related to the exercise of the above inspection rights by Buyer and Buyer's representatives, and Buyer shall promptly pay Seller the actual cost to restore any portion of the Property damaged or disturbed from testing or other evaluations to a condition equal to or better than the condition it was prior to such testing or evaluations. Notwithstanding the above, this indemnification obligation shall not apply to damage resulting from defects in the Property uncovered during the inspection of the Property.**

e. **Lead-Based Paint Hazard Evaluation:** If any portion of the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an Exhibit to the Agreement. Buyer shall have the right to conduct a lead hazard evaluation within ten (10) days from the Binding Agreement Date (or other mutually agreed upon time period) and to terminate this Agreement without penalty upon notice to Seller if lead-based paint and/or lead hazards are found (unless these rights are waived by Buyer in the Lead-Based Paint Exhibit (F316)). If the Lead-Based Paint Exhibit (F316) gives Buyer the right to terminate this Agreement if lead-based paint or lead hazards are found and such notice of termination is not given within ten (10) days from Binding Agreement Date (or other mutually agreed upon time period), the right to terminate for lead-based paint and/or lead hazards shall be waived.

f. **Due Diligence Period:** If the Property is being sold subject to a Due Diligence Period, then: a) this Agreement shall be an option contract during which time Buyer shall have the option, for any reason or for no reason, to terminate this Agreement upon notice to the Seller given prior to the expiration of the Due Diligence Period, in which case Buyer shall be entitled to a return of Buyer's earnest money without penalty; b) Buyer may, during the Due Diligence Period, seek to amend this Agreement to address any concerns Buyer has with the Property or this Agreement; and c) if Buyer has not terminated this Agreement as set forth above, Buyer shall accept the Property in "as-is" condition, subject to any amendment to this Agreement to address concerns agreed to by the parties.

g. **Seller's Duty to Disclose**: Seller shall disclose to Buyer any and all known latent or hidden defects in the Property that could not be discovered by the Buyer during a reasonably careful inspection of the Property.

h. **Warranties Transfer:** Seller agrees to transfer to Buyer, at Closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.

i. **Repairs:** All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to Closing unless otherwise agreed to in writing by the Buyer and Seller.

9. **Lead-Based Paint.** If any portion of a residential dwelling on the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an exhibit to this Agreement. The term "residential dwelling" includes any painted fixture or material used therein that was built or manufactured prior to 1978.

10. **Brokerage Relationships and Compensation in this Transaction.**

a. **Agency Disclosure:** No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

(1) **No Agency Relationship:** Buyer and Seller acknowledge that: a) if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party; and b) if the same brokerage firm is representing one party as a client and working with the other party as a customer, the Broker and all of Broker's affiliated licensees are representing the client.

(2) **Consent to Dual Agency:** If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:

i. **Dual Agency Disclosure:** *[Applicable only if Broker is acting as a dual agent in this transaction.]*

(a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

ii. **Designated Agency Disclosure:** If Broker in this transaction is acting in a designated agency capacity, where one licensee of Broker is exclusively representing Buyer and another licensee of Broker is exclusively representing Seller, Buyer and Seller consent to the same and acknowledge that each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent the client assigned to the other designated agent in this transaction.

b. **Compensation of Broker(s):** The Compensation of Seller's Broker and Buyer's Broker, if any, for professional brokerage services shall be as set forth herein or in a separate written agreement. [If the Compensation of any Broker is to be set forth in this Agreement or is modifying the previously agreed upon Compensation of the Broker, the parties should attach a Broker Compensation Agreement (F259) to this Agreement to reflect the same.] If any provision(s) in this Agreement, including a provision(s) in any amendment hereto, changes the total amount of Compensation due to any Broker from the total amount of Compensation said Broker has previously agreed to in writing, then such change to the Broker's Compensation shall only be binding if the Broker impacted by such change consents to the same in writing. If the Broker in question does not agree to such change in Compensation in writing, it shall not be binding upon them. If a licensee of Broker is signing this Agreement on behalf of Broker, such licensee hereby warrants that they have full authority to sign this Agreement on behalf of and bind Broker. Whether the Brokers involved in this transaction sign this Agreement or not, they shall be deemed to be express third party beneficiaries of this Agreement, shall have the right to enforce all provisions in this Agreement that benefit them or afford them rights and defenses and shall have all remedies at law or in equity in the event of a breach of this Agreement. Buyer and Seller agree that any Compensation to be paid to Broker(s) shall be shown on the settlement statement and collected by the Closing Attorney as a pre-condition to Buyer and Seller closing on the Property so long as the same is permitted by Buyer's mortgage lender, if any. The Closing Attorney is hereby authorized and directed to pay the Broker(s) at Closing, the Compensation of the respective Broker(s) pursuant to this Agreement, or if the Compensation is not in this Agreement, then pursuant to a side agreement or written instructions from the Broker(s) at Closing. If the sale proceeds are insufficient to pay the agreed upon Compensation, the party owing the Compensation shall pay any shortfall at Closing. The acceptance by the Broker(s) of partial Compensation at Closing shall not relieve the party owing the same from paying the remainder after the Closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of Broker's Compensation). Any Broker acting as Holder herein shall sign this Agreement, or a separate agreement, consenting to the same. This Agreement and any amendment thereto shall be enforceable, as between the parties, even without the signature of any Broker referenced herein.

c. **Disclaimer:** Buyer and Seller have not relied upon any advice or representations of Brokers other than what is included in this Agreement. Brokers shall have no duty to determine whether the identities of the Buyer and/or Seller are legitimate, inspect the Property for defects, hazardous conditions, repairs or any other matter or to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural engineer or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. Buyer and Seller further acknowledge that Brokers have no duty to ensure that Seller has terminated Seller's and/or third-parties' administrative access to Devices. If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation reflects the party's complete understanding as to the substance and form of the special stipulations; b) hereby adopts each special stipulation as the original work of the party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation. Buyer acknowledges that when and if Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

11. **Time Limit of Offer.** The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

C. OTHER TERMS AND CONDITIONS

1. **Notices.**

a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.

b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party herein (or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient. Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the party set forth herein (or subsequently provided by the party following the notice provisions herein).

c. **When Broker Is Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker and any affiliated licensee of the Broker representing a party in a client relationship shall be authorized agents of the party for the limited purpose of receiving notice and such notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall only be effective if the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein) whether or not it is not opened by the recipient. Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker or the Broker's affiliated licensees are authorized to receive notices delivered by a Delivery Service. The Broker, the Broker's staff and the affiliated licensees of the Broker shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent of a client shall be an authorized agent of the client for the purposes of receiving notice.

2. <u>Default</u>.
   a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty.
   b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either (i) seek the specific performance of this Agreement or (ii) terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein, and Buyer may pursue any other remedy available at law.
   c. **Rights of Broker:** In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to Broker in this transaction the Compensation the Broker would have received had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of Compensation to be paid to any broker involved in this transaction are incorporated herein by reference. The liquidated damages referenced above are a reasonable pre-estimate of the Broker(s) actual damages and are not a penalty.
   d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and Compensation claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

3. <u>Risk of Damage to Property</u>. Seller warrants that at the time of Closing the Property and all items remaining with the Property, if any, will be in substantially the same condition (including conditions disclosed in the Seller's Property Disclosure Statement or Seller's Disclosure of Latent Defects and Fixtures Checklist) as of the Offer Date, except for changes made to the condition of Property pursuant to the written agreement of Buyer and Seller. At time of possession, Seller shall deliver Property clean and free of trash, debris, and personal property of Seller not identified as remaining with the Property. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to Closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller do not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Offer Date. The date of Closing shall be extended until the earlier of one year from the original date of Closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Offer Date and a new certificate of occupancy (if required) is issued.

4. <u>Other Provisions</u>.
   a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property becomes subject to a condemnation proceeding; and (2) provide Buyer with the details of the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.
   b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the Closing Attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.
   c. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the Closing Attorney, mortgage lender and/or the title insurance company to meet their respective requirements.
   d. **Electronic Signatures:** For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the buyer's mortgage lender or the other party.
   e. **Entire Agreement, Modification and Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. This Agreement may not be amended or waived except upon the written agreement of Buyer and Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may only be assigned (SS611) or listed for sale in a multiple listing service by Buyer prior to Closing with the written approval of Seller which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement, including but not limited to, the obligation to pay the Compensation owed by the assignor.
   f. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of Closing.

g. **FIRPTA Affidavit:** Unless Seller is a "foreign person", as that term is defined in Section 1445(f)(3) of the Internal Revenue Code, Seller shall deliver to the Closing Attorney at Closing a FIRPTA (Foreign Investment in Real Property Tax Act) Affidavit indicating that Seller is not a "foreign person". If Seller is a "foreign person", additional taxes may need to be withheld at Closing.

h. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them. If any party has any questions about his or her rights and obligations under any GAR form, he or she should consult an attorney. Provisions in the GAR Forms are subject to differing interpretations by our courts other than what the parties may have intended. At times, our courts may strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.

i. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is held to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.

j. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions therein, amendments thereto, termination thereof or to notices signed by Broker but not the party. However, if authorized in this Agreement, Broker shall have the right to accept notices on behalf of a party (but not send notices from Broker on behalf of a party unless they are signed by the party). Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it shall be resolved by a court or arbitrator having jurisdiction over the dispute, by the written agreement of the Buyer and Seller, or by the Holder but only in making a reasonable interpretation of the Agreement in disbursing earnest money.

k. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party. Notwithstanding any other provision to the contrary contained in this Agreement, it is the express intent of this section that (1) a broker or licensee involved in the real estate transaction may perform the ministerial task of filling in the Binding Agreement Date and (2) sending a fully signed purchase and sale agreement with a specific Binding Agreement Date included, that one of the parties has agreed to, constitutes notice of the Binding Agreement Date to the other party.

l. **Objection to Binding Agreement Date:** If the Buyer or Seller objects to the date entered as the Binding Agreement Date, then within one (1) day from receiving notice of Binding Agreement Date, the party objecting shall send notice of the objection to the other party. The objection shall be resolved by the written amendment between the Buyer and Seller by executing a binding agreement date confirmation (F733). The absence of an agreement on the Binding Agreement Date shall not render this Agreement unenforceable. The failure of a party to timely object will result in the parties accepting the Binding Agreement Date as entered.

m. **Rules for Interpreting This Agreement:** In the event of internal conflicts or inconsistencies in this Agreement, the following rules for how those conflicts or inconsistencies shall be resolved will apply:
   (1) Handwritten changes shall control over pre-printed or typed provisions;
   (2) Exhibits shall control over the main body of the Agreement;
   (3) Special Stipulations shall control over both exhibits and the main body of the Agreement;
   (4) Notwithstanding the above, the Amendatory Clause in any FHA or VA exhibit shall control over inconsistent or conflicting provisions contained in another exhibit or a special stipulation.
   (5) Notwithstanding the above, the Amendatory Clause in the FHA or VA Exhibit shall control over inconsistent or conflicting provisions contained elsewhere in this Agreement. Buyer and Seller acknowledge and agree that the "Further Agreement Pertaining to Amendatory Clause" section in the FHA or VA Exhibits does not conflict and is not inconsistent with the Amendatory Clause.

n. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within two (2) years from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

o. **Survival of Agreement:** The following shall survive the Closing of this Agreement: (1) the obligation of a party to Compensation referenced herein; (2) any warranty of title; (3) all written representations of Seller in this Agreement regarding the Property or neighborhood in which the Property is located; (4) Buyer's indemnification obligations arising out of the inspection of the Property by Buyer and Buyer's representatives; (5) the section on condemnation; (6) the section on attorney's fees; (7) the obligations of the parties regarding ad valorem real property taxes; (8) the section on devices and fixtures; (9) Seller's liability for not timely removing items from the Property that Seller agreed to remove; and (10) any obligations which the parties herein agree shall survive the Closing or may be performed or fulfilled after the Closing.

p. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate.

q. **Time of Essence:** Time is of the essence of this Agreement.

5. **Definitions.**

a. **Banking Day:** A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.

b. **Binding Agreement Date:** The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.

c. **Broker:** In this Agreement, the term "Broker" shall mean the licensed Georgia real estate broker(s) or brokerage firm(s) and their affiliated licensees in this transaction unless the context would indicate otherwise.
d. **Business Day:** A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.
e. **Client:** "Client" shall mean a party who is being represented by a Broker pursuant to a written brokerage engagement agreement.
f. **Closing:** The Closing shall be the event in which the parties consummate the transaction set forth in this Agreement by: (1) the Seller tendering the deed referenced herein to the Property; (2) the Buyer paying the required consideration hereunder; (3) both parties properly signing all documents and paperwork as required by the Closing Attorney; and (4) both parties fulfilling other agreements set forth herein that must be fulfilled by the Closing (unless the same have been waived or amended). The Closing shall be deemed consummated when the Closing Attorney confirms to the parties that the Closing Attorney is in receipt of all required paperwork, funds, and approvals necessary to complete the transaction and directs for funds to be disbursed and documents to be recorded. All parties acknowledge that the deed will not normally be recorded in the land records on the day of Closing, and the payment of the sales proceeds may not always be made to Seller on the day of Closing (even though the Closing has been consummated) due to certain circumstances such as, for example, the Seller not being at the Closing in person, the Closing occurring after the cutoff for wiring funds that day, or the terms of an escrow agreements signed by the Seller have not been fulfilled resulting in which a portion of Seller's funds being held back.
g. **Compensation:** The term "Compensation" as used in this Agreement shall mean the compensation to be received by Broker, for performing real estate brokerage services in this transaction, regardless of whether it is a flat fee, percentage, bonus or some other method of compensation.
h. **Customer:** The term "Customer" shall mean a party or parties who are not being represented as clients by the Broker with whom the party or parties are working and for whom the Broker may only perform ministerial acts.
i. **Day:** For the purposes of this Agreement, the term "Day" shall mean a full calendar day ending at 11:59 p.m., except as may be provided for elsewhere herein. For the purposes of counting days for determining deadlines, the specific date referenced as either the Binding Agreement Date or the date from which the deadline shall be counted will be day zero.
j. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.
k. **Use of Initials "N/A":** The use of the initials "N/A" or "N.A." in filling out a blank in this Agreement shall mean "not applicable".

6. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, Closing Attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the seller's proceeds from the Closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or seller wiring instructions. The buyer and/or seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and sellers should be on special alert for: 1) emails directing the buyer and/or seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

7. **HEIGHTENED IDENTIFICATION PROCEDURES TO HELP PREVENT FRAUD; COVENANT NOT TO SUE:** There has been a significant increase in criminals attempting to sell properties they do not own by posing as the owners of those properties. To help prevent such crimes, Seller shall immediately, upon request of either the Seller's Broker and/or the Closing Attorney: 1) provide the requesting party with information confirming the Seller's identity, including a current government issued photo identification; 2) meet in person or through audio-visual conferencing to confirm the Seller's identity; and 3) if the Seller is a legal entity, provide the requesting party with the organizational and operating documents of such entity and current photo identification and either meet in-person or in audio-visual meeting with the executor, manager, trustee, general partner, officer, administrator, or other person in a comparable role of the legal entity to confirm their identity. Seller further agrees to cooperate with the Closing Attorney's heightened identification procedures which shall at least meet the standards, if any, supplied by a title insurance company for whom the Closing Attorney is an agent. Seller acknowledges that the transaction may not be able to close unless such procedures are followed. In the event Seller breaches its obligations hereunder, Seller shall be in default of this Agreement. Buyer acknowledges that identity theft may occur regardless of the measures undertaken by the parties, their respective brokers and the attorney(s) involved in the transaction to confirm the Seller's identity. For and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer covenants not to sue any Broker(s) and/or the Closing Attorney involved in this real estate transaction for damages arising out of or relating to a fraudulent seller.

8. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**
   a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF COMPENSATION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMPENSATION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO COMPENSATION IS PAID TO BROKER, THEN THE SUM OF $100; AND**
   b. **NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

9. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement.

- ☐ Back-up Agreement Contingency Exhibit (F604) "_______"
- ☑ Broker Compensation Agreement (F259) "A"
- ☑ Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "B"
- ☑ Community Association Disclosure Exhibit (F322) "C"
- ☑ Condominium Resale Purchase and Sale Exhibit (F204) "D"
- ☐ Conventional Loan Contingency Exhibit (F404) "_______"
- ☐ FHA Loan Contingency Exhibit (F407) "_______"
- ☑ Lead-Based Paint Exhibit (F316) "E"
- ☐ Lease Purchase and Sale Exhibit (F207) (to be used with F916) "_______"
- ☐ Lease for Lease/Purchase Agreement (F916) (to be used with F207) "_______"
- ☐ Legal Description Exhibit (F807 or other) "_______"
- ☐ Loan Assumption Exhibit (F416) "_______"
- ☑ No Financing Contingency Exhibit (F401) "F"
- ☐ Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
- ☐ Seller's Property Disclosure Statement Exhibit (F301, F302, F304, F307 or F310) "_______"
- ☐ Survey of Property as Exhibit "_______"
- ☐ Temporary Occupancy Agreement for Seller after Closing Exhibit (F219) "_______"
- ☐ USDA-RD Loan Contingency Exhibit (F413) "_______"
- ☐ VA Loan Contingency Exhibit (F410) "_______"
- ☐ Other _______________________________
- ☐ Other _______________________________
- ☐ Other _______________________________

SPECIAL STIPULATIONS: The following Special Stipulations are made a part of this Agreement.

1. All furnishings remain with the home.
2. Portable AC does not remain with the unit
3. All parties agree that Lee Ann Sherry, agent with REAL BROKER is representing the seller in the transaction.
4. The seller shall give the buyer a credit of $15,000 to be paid at the closing.
5. All parties acknowledge that no key fobs will be supplies by the seller.

Initial DS

☐ **Additional Special Stipulations (F246) are attached.**

Docusign Envelope ID: 40FC69D9-5A21-43F2-8AC5-D023B3780A11

By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.

Buyer Acceptance and Contact Information

Signed by:

1 **Buyer's Signature**

ARK7 Properties Advance LLC Series #ICBTL — 8/1/2024

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

DocuSigned by:

1 **Seller's Signature**

Aicon Properties LLC — 8/1/2024

Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

2 **Seller's Signature**

Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

Buyer Brokerage Firm

Broker/Affiliated Licensee Signature — Date

NONE

Print or Type Name — GA Real Estate License #

Licensee's Phone Number — Fax Number

Licensee's E-mail Address

REALTOR® Membership

Broker's Address

Broker's Phone Number — Fax Number

MLS Office Code — Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

Real Broker, LLC.

Seller Brokerage Firm

DocuSigned by:

Broker/Affiliated Licensee Signature — 8/1/2024

Date

Lee Sherry — 164971

Print or Type Name — GA Real Estate License #

(770) 815-5299

Licensee's Phone Number — Fax Number

leeann@monarchrealtypartners.com

Licensee's Email Address

Cobb Board

REALTOR® Membership

800 Battery Ave SE Suite 100, Atlanta, GA 30339

Broker's Address

(855) 450-0442

Broker's Phone Number — Fax Number

RODH01 — H-66836

MLS Office Code — Brokerage Firm License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of 8/1/2024 and has been filled in by ______.

CLOSING ATTORNEY ACTING AS HOLDER OF EARNEST MONEY EXHIBIT "B"

Georgia REALTORS®

[Closing Attorney must still consent to serve as Holder using F511]

2024 Printing

This Exhibit is part of the Agreement with an Offer Date of 7/30/2024 for the purchase and sale of that certain property known as: 215 PIEDMONT AVE NE 1503, ATLANTA, Georgia 30308 ("Agreement").

1. **Closing Attorney Shall Act as Holder.** The Closing Attorney named in this Agreement shall be the Holder of the earnest money and other trust funds referenced in this Agreement subject to the Closing Attorney timely: a) agreeing to serve; b) signing the appropriate documents; and c) timely delivering the same to Buyer and Seller as more particularly described below.
2. **Buyer Must Timely Deliver Certain Documents to Closing Attorney Acting as Holder of Earnest Money.** When the Closing Attorney has been named as Holder in the Agreement, Buyer must deliver to Closing Attorney within two (2) business days from the Binding Agreement Date: a) the fully-signed and executed Agreement in its entirety ("Entire Contract"); and b) a copy or copies of the Escrow Agreement (F511) for the Closing Attorney to sign agreeing to become the Holder. Buyer must similarly deliver to Holder all amendments to the Entire Contract within two (2) business days of the date that the Amendment becomes binding.
3. **Closing Attorney Must Agree to Become Holder Within Five (5) Business Days of Receiving Entire Contract.** The Closing Attorney named as Holder shall not become the Holder unless within five (5) business days from the date that the Closing Attorney receives the Entire Contract, the Closing Attorney has: a) countersigned the Agreement of Closing Attorney to serve as Holder (GAR Form F511, and sometimes referred to as "Escrow Agreement") without change or modification so except for filling in the blanks contained therein; and b) delivered the same to Buyer and Seller. When this occurs, Closing Attorney's rights and duties as Holder and the timeframe for completing the same shall commence.
4. **Rights and Duties of Closing Attorney Acting as Holder.** Notwithstanding any provision to the contrary contained in the Agreement, Closing Attorney acting as Holder shall have all of the pre-printed rights and duties of Holder set forth in the GAR Purchase and Sale Agreement (a copy of which is incorporated herein by reference), regardless of whether such rights and duties are set forth in this Agreement. In the event of a conflict between this Agreement and the pre-printed right and duties of Holder set forth in the GAR Purchase and Sale Agreement, the latter shall control unless otherwise agreed to in writing by Buyer, Seller, and Holder. In the event the transaction does not close, Closing Attorney shall not have a right to deduct any of attorney's costs or fees pertaining to the Closing from the earnest money or other trust funds being held by Closing Attorney, except as may be provided elsewhere herein.
5. **Earnest Money Must Be Paid to Closing Attorney Acting as Holder by Wire Transfer.** Buyer shall be responsible for paying all earnest money and other Buyer trust funds to the Closing Attorney acting as Holder by wire transfer of immediately available funds or by such other method deemed acceptable and/or required by Closing Attorney, as the case may be.
6. **Failure of Closing Attorney to Become Holder.** If the Closing Attorney named as Holder has not become Holder because the Closing Attorney rejects being the Holder or fails to timely become Holder, then: a) the Alternate Holder named below, who must be a broker in this transaction, shall automatically become the Holder instead of the Closing Attorney; b) all parties consent to the earnest money being paid or transferred to the Alternate Holder; and c) all parties shall cooperate with one another to sign any documents required to accomplish the same. The signature of the Alternate Holder to the Agreement at the time it is first signed shall be deemed consent of the Alternate Holder to serve as Holder. The Alternate Holder's duties and the timeline for performing those duties shall commence when the Alternate Holder becomes the Holder.
7. **Alternate Holder.** The Buyer must immediately notify all parties if the Closing Attorney fails to become Holder. The Alternate Holder, who must be a broker in this transaction, shall be Merino Law. In the event an Alternate Holder is not named, the Alternate Holder shall be the Buyer's Broker.
8. **Closing Attorney Holding Earnest Money in All-Cash Transaction.** In an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the Closing Attorney can hold the earnest money (and other trust funds), but in the event of a dispute between the parties regarding the disbursement of the funds, the Closing Attorney shall not disburse the funds based upon a reasonable interpretation of the Agreement. Instead and notwithstanding any provision to the contrary contained in this agreement, in the event of a dispute regarding the earnest money in an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the only remedy available to the Closing Attorney to resolve the dispute regarding the disbursement of earnest money shall be to interplead the funds into a court of competent jurisdiction.
9. **Notices To and From Holder.** The notice procedures in the Agreement shall control with regard to all notices to and from Holder. Holder's contact information is set forth in signature pages to this Agreement.
10. **Closing Attorney's Contact Information.** The Closing Attorney named below shall be the Holder in this transaction.

Closing Attorney: William Heath Law
Address: 6075 Barfield Road 220, Sandy Springs, GA 30328
Phone Number: (678) 904-1444
Fax Number: (678) 904-1448
Email: dunwoody@heathlaw.com

Buyer's Initials: [initials] Seller's Initials: DS [initials]

CONDOMINIUM RESALE PURCHASE AND SALE EXHIBIT "D"

(not to be used on initial sale of unit)

GeorgiaREALTORS

2024 Printing

This Exhibit is part of the Agreement with an Offer Date of 7/30/2024 for the purchase and sale of that certain Property known as: 215 PIEDMONT AVE NE 1503, ATLANTA, Georgia 30308.

1. **Legal Description.** The full legal description of the Property is: Unit 1503 of Landmark Condominium ("Condominium"), located in Land Lot 51 of the 14 District of the Fulton County County, Georgia, together with its percentage interest in the common elements of the Condominium, and any limited common elements assigned to the unit ("Unit"). The Condominium was created by the Declaration of Condominium for any Condominium ("Declaration"), recorded in Deed Book 6131, Page 35, et seq. of the above county records ("Declaration"), and shown on the plat of survey filed in Condominium Plat Book 3, Page 121, of the land records of the above county, and on the floor plans filed in Condominium Floor Plan Book 45772, Page 426, of the above county.

2. **Common Expense Assessments.** Seller shall pay his or her share of assessments and other common expenses assessed against and owing on Unit, as provided for in the Declaration. Such assessments and other common expenses shall be prorated through the date of the closing. Buyer shall pay all common expenses assessed against and owning on the Unit after the date of closing in accordance with the terms and provisions of the Declaration.

3. **Common Elements Sold "As-Is."** Since the seller of a condominium Unit cannot normally repair and/or replace defects in the common elements of the condominium, the common elements of the Condominium, including any limited common elements assigned to Unit in the Declaration, are being sold "as is" with all faults including but not limited to lead-based paint, lead-based paint hazards and damage from termites and other wood-destroying organisms. Seller shall have no obligation to make repairs to the common elements of the Condominium. Buyer acknowledges that Buyer has evaluated the condition of the common elements of the Condominium prior to entering into this Agreement. The term "Unit" as used in this Inspections Paragraph (notwithstanding and other definition of "Unit" contained in the Agreement to the contrary) shall mean the Unit excluding the common elements and any limited common elements assigned to Unit in the Declaration.

Initial

Buyer's Initials: ______________________

DS

Seller's Initials: ______________________

AGREEMENT OF CLOSING ATTORNEY TO SERVE AS HOLDER OF EARNEST MONEY ("ESCROW AGREEMENT")

GeorgiaREALTORS®

[Should only be used when F510 Closing Attorney Acting as Holder of Earnest Money Exhibit has been made part of the Purchase and Sale Agreement]

2024 Printing

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the following closing attorney or law firm: William Heath Law ("Closing Attorney") having being named as Holder in the Purchase and Sale Agreement by and between ARK7 Properties Advance LLC-Series ("Buyer") and Aicon Properties LLC ("Seller") with an Offer Date of July 30th, 2024 for real property located at: 215 PIEDMONT AVE NE 1503, ATLANTA, GA 30308 ("Agreement") does hereby agree to serve as Holder in such Agreement, subject to the terms herein.

1. TERMS OF CLOSING ATTORNEY ACTING AS HOLDER.

a. This Escrow Agreement is hereby incorporated into the Agreement and together they shall bind Closing Attorney acting as Holder. The provisions in the Agreement (including the Escrow Agreement) relating directly or indirectly to earnest money and trust funds may be enforced by Holder as a third-party beneficiary to the Agreement. Holder shall have all of the pre-printed rights and duties of Holder and shall follow the procedures binding Holder set forth in the Agreement, unless other agreed to in writing by Buyer, Seller, and Holder. Closing Attorney shall have all of the preprinted rights and duties of Holder set forth in the Agreement without amendment or modification;

b. Upon the Closing Attorney becoming Holder, the timeframe for Closing Attorney to begin to perform the duties of Holder shall not commence until Holder receives the signed and executed Agreement in its entirety ("Entire Contract"). With regards to amendments to the Entire Contract, the rights and duties of Holder under the amendment shall not commence until Holder receives the amendment.

c. In the event the transaction does not close, Closing Attorney shall not have a right to deduct any of attorney's costs or fees pertaining to the Closing from the earnest money or other trust funds being held by Closing Attorney, except as may be provided elsewhere herein.

d. This Escrow Agreement shall be interpreted in accordance with the laws of the State of Georgia;

e. Time is of the essence; and

f. This Agreement (including the Escrow Agreement) and any amendment thereto shall constitute the entire agreement of the parties relative to the Closing Attorney acting as Holder.

2. CLOSING ATTORNEY MUST AGREE TO BECOME HOLDER WITHIN FIVE (5) BUSINESS DAYS. The Closing Attorney shall not become the Holder unless the Closing Attorney has within five (5) business days from the date the Closing Attorney receives the Entire Contract the Closing Attorney has: a) signed this Escrow Agreement without modification (except for filling in the blanks contained herein); and b) delivered the same to Buyer and Seller.

3. FAILURE OF CLOSING ATTORNEY TO TIMELY AGREE TO BECOME HOLDER. If the Closing Attorney named as Holder herein has not become Holder within five (5) business days from the date the Closing Attorney receives the Entire Contract in which the Closing Attorney has been appointed as the Holder, then: a) the Alternate Holder referenced in the Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) shall automatically become the Holder instead of the Closing Attorney; b) all parties consent to the earnest money being paid or transferred to the Alternate Holder; and c) all parties shall cooperate with one another to sign any documents required to accomplish the same.

4. CONTACT INFORMATION

Buyer's Name: ARK7 Properties Advance LLC-Series #ICBTL	Seller's Name: Aicon Properties LLC
Address:	Address:
Phone Number:	Phone Number:
Fax Number:	Fax Number:
Email:	Email:

Buyer's Name:	Seller's Name:
Address:	Address:
Phone Number:	Phone Number:
Fax Number:	Fax Number:
Email:	Email:

Buyer Licensee's Name: NONE
Buyer's Broker
Address:

Phone Number:
Fax Number:
Email:

Seller Licensee's Name: Lee Sherry
Seller's Broker Real Broker, LLC.
Address: 800 Battery Ave SE Suite 100, Atlanta, GA 30339
Phone Number: (855) 450-0442
Fax Number:
Email: leeann@monarchrealtypartners.com

Closing Attorney

Date

By:
Signature of Its Authorized Representative

Print or Type Name

Closing Attorney's Address

E-mail Address of Holder

Telephone Number of Holder

Facsimile Number of Holder

COMMUNITY ASSOCIATION DISCLOSURE EXHIBIT "C"

GeorgiaREALTORS®

2024 Printing

This Exhibit is part of the Agreement with an Offer Date of 7/30/2024 for the purchase and sale of that certain Property known as: 215 PIEDMONT AVE NE 1503, ATLANTA, Georgia 30308 ("Property").

Directions for Filling Out This Community Association Disclosure ("Disclosure"). Seller must fill out this Disclosure accurately and completely. If new information is learned by Seller which materially changes the answers herein, Seller must immediately update and provide Buyer with a revised copy of this Disclosure up until Closing (see Section B for Seller's payment obligations related to initial and updated Disclosures). Seller should ensure the disclosures being made are accurate by confirming the same with the Community Association ("Association") and/or Association Manager(s).

Buyer's Use of Disclosure. While this Disclosure is intended to give the Buyer basic information about the community in which Buyer is purchasing, Buyer should read the covenants and other legal documents for the community ("Covenants") to fully understand Buyer's rights and obligations therein. This Disclosure does not address all issues that may affect Buyer as the owner of a residence in the community. Assessments in community associations tend to increase over time. The Covenants can normally be amended to reflect the changing preferences in the community.

A. KEY TERMS AND CONDITIONS

1. **TYPE OF ASSOCIATION IN WHICH BUYER WILL OR MAY BECOME A MEMBER** (Select all that apply. The boxes not selected shall not be a part of this Exhibit)
   - ☑ Mandatory Membership Condominium Association
   - ☐ Mandatory Membership Community Association
   - ☐ Mandatory Membership Master Association
   - ☐ Optional Voluntary Association
   - ☐ Mandatory Membership Age Restricted Community
   - ☐ All units are occupied by person 62 or older.
   - ☐ At least 80% of the occupied units are occupied by at least one person who is 55 years of age or older
   - ☐ Voluntary Transitioning to Mandatory (Buyer shall be a ☐ voluntary or ☐ mandatory member)

2. **CONTACT INFORMATION FOR ASSOCIATION(S)**

   a. Name of Association: Landmark Homeowners Association
   Contact Person / Title: Alexandra Betancur
   Association Management Company:
   Telephone Number: 404-659-7035 Email Address: landmarkcondomanagement@gmail.com
   Mailing Address: 215 Piedmont Avenue NE, Atlanta, GA 30308 Website: thelandmarkcondo.net

   b. Name of Master Association:
   Contact Person / Title:
   Association Management Company:
   Telephone Number: Email Address:
   Mailing Address: Website:

3. **ANNUAL ASSESSMENTS**
   The total annual assessments paid to the above Association(s) is $7,632.00 per calendar or fiscal year, depending on how it is collected (hereinafter "Year") and shall be paid in installments as follows: (Select all of that apply. The boxes not selected shall not be a part of this Agreement) ☑ Monthly ☐ Quarterly ☐ Semi-Annually ☐ Annually ☐ Other: ______

4. **SPECIAL ASSESSMENTS**
   a. Buyer's total portion of all special assessments Under Consideration is $ 0.00.
   b. Buyer's total portion of all approved special assessments is $ 250.00.
   c. Approved Special Assessments shall be paid as follows: (Select all that apply. The boxes not selected shall not be a part of this Agreement) ☐ Monthly ☐ Quarterly ☐ Semi-Annually ☑ Annually ☐ Other: ______
   d. Notwithstanding the above, if the Buyer's portion of any and all special assessment(s) that are passed or Under Consideration after the Binding Agreement Date is $______ or more, Buyer shall have the right, but not the obligation to terminate the Agreement upon notice to Seller, provided that Buyer terminates the Agreement within five (5) days from being notified of the above, after which Buyer's right to terminate shall be deemed waived.

5. TRANSFER, INITIATION, AND ADMINISTRATIVE FEES

To the extent Transfer, Initiation, and Administrative Fees are fully and accurately disclosed by Seller, Buyer shall pay $150.00 for all Transfer, Initiation, and Administrative Fees.

6. OTHER ASSOCIATION EXPENSES

☐ a. A fee for ______ is currently $______ per Year and is paid in ______ installments. This fee does not include any Transfer, Initiation, and Administrative Fees.

☐ b. **Utility Expenses**. Buyer is required to pay for utilities which are billed separately by the Association and are in addition to any other Association assessments. The Association bills separately for: ☐ Electric ☐ Water/Sewer ☐ Natural Gas ☐ Cable TV ☐ Internet ☐ Other: ______

7. ASSESSMENTS PAY FOR FOLLOWING SERVICES, AMENITIES, AND COSTS. The following services, amenities, and costs are included in the Association annual assessment. (Select all which apply. Items not selected in Section 7.a. and/or Section 7.b. shall not be part of this Agreement).

a. **For Property costs include the following:**

☐ Cable TV	☑ Natural Gas	☐ Pest Control	☐ Other: ______
☑ Electricity	☑ Water	☐ Termite Control	☐ Other: ______
☑ Heating	☐ Hazard Insurance	☑ Dwelling Exterior	☐ Other: ______
☐ Internet Service	☐ Flood Insurance	☐ Yard Maintenance	☐ Other: ______

b. **Common Area / Element Maintenance costs include the following:**

☑ Concierge	☐ Pool	☑ Hazard Insurance	☐ Road Maintenance
☐ Gate Attendant	☐ Tennis Court	☐ Flood Insurance	☐ Other: ______
☑ All Common Area Utilities	☐ Golf Course	☑ Pest Control	☐ Other: ______
	☐ Playground	☐ Termite Control	☐ Other: ______
☑ All Common Area Maintenance	☐ Exercise Facility	☑ Dwelling Exterior	☐ Other: ______
	☐ Equestrian Facility	☑ Grounds Maintenance	☐ Other: ______
☐ Internet Service	☐ Marina/Boat Storage	☑ Trash Pick-Up	☐ Other: ______

8. LITIGATION. There ☐ **IS** or ☑ **IS NOT** any threatened or existing litigation relating to alleged construction defects in the Association in which the Association is involved. If there is such threatened or existing litigation, please summarize the same below:

☐ Check if additional pages are attached.

9. VIOLATIONS. Seller ☐ **HAS** or ☑ **HAS NOT** received any notice or lawsuit from the Association(s) referenced herein alleging that Seller is in violation of any rule, regulation, or Covenant of the Association. If Seller has received such a notice of violation or lawsuit, summarize the same below and the steps Seller has taken to cure the violation.

☐ Check if additional pages are attached.

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A

1. TYPE OF ASSOCIATION IN WHICH BUYER WILL OR MAY BECOME A MEMBER

a. **Defined:** The primary purpose of a Community Association is to provide for the community, business, and governance aspects of the Association. The Association administers and maintains operation of the community as provided in the deed, Covenants and restrictions, rules and regulations, declaration, and/or other Community Association documents.

b. **Examination:** Buyer acknowledges that ownership of the Property is subject to declarations, certain restrictions (including the ability to rent the Property), and by-laws, which may include additional costs as a member of a mandatory membership Association. Restrictions are subject to change by actions of the Association.

c. **Owner Limitations:** If repairs and/or replacement of defects in any common element(s) are the exclusive responsibility of the Association, the owner of the Property is unable to make such replacements and/or repairs.

2. CONTACT INFORMATION FOR ASSOCIATION(S)

a. **Consent of Buyer to Reveal Information to Association(s)**. Buyer hereby authorizes closing attorney to reveal to the Association from whom the closing attorney is seeking a Closing Letter the Buyer's name and any contact information the closing attorney has on the Buyer such as telephone numbers, e-mail address, etc. The closing attorney may rely on this authorization.

3. **ANNUAL ASSESSMENTS**
   a. **Disclosure Regarding Fees.** Owners of property in communities where there is a Mandatory Membership Community Association are obligated to pay certain recurring fees, charges, and assessments (collectively "Fee") to the Association. Fees can and do increase over time and, on occasion, there may be the need for a special assessment. The risk of paying increased Fees is assumed by the Buyer in living in a community with a Mandatory Membership Community Association.
   b. **Buyer shall pay** a) any pre-paid regular assessment (excluding Special Assessments) due at Closing for a period of time after Closing; and b) move-in fees, including fees and security deposits to reserve an elevator as these fees are not considered Transfer, Initiation, and Administrative Fees.
   c. **Seller shall pay** a) all Fees owing on the Property which come due before the Closing so that the Property is sold free and clear of liens and monies owed to the Association; b) any Seller move-out Fees, foreclosure Fees or other fees specifically intended by the Association to be paid by Seller; and c) any Fee in excess of the sum disclosed in Section A(3) above for the remainder of the Year in which the Property was contracted to be sold.
   d. **Account Statement or Clearance Letter.** Seller shall pay the cost of any Association account statement or clearance letter ("Closing Letter") including all amounts required by the Association or management company to be pre-paid in order to obtain such Closing Letter. Seller shall not be reimbursed at Closing for any amounts prepaid in order to obtain the Closing Letter. Within two (2) days of notice from the closing attorney, Seller shall pay for the Closing Letter as instructed by the closing attorney. Seller's failure to follow the instructions of the closing attorney may cause a delay in Closing and/or result in additional fees being charged to Seller.

4. **SPECIAL ASSESSMENTS**
   a. **Under Consideration:** For all purposes herein, the term "Under Consideration" with reference to a special assessment shall mean that a notice of a meeting at which a special assessment will be voted upon, has been sent to the members of the Association. If a special assessment(s) has been voted upon and rejected by the members of the Association, it shall not be deemed to be Under Consideration by the Association. Seller warrants that Seller has accurately and fully disclosed all special assessment(s) passed or Under Consideration to Buyer. This warranty shall survive the Closing. ALL PARTIES AGREE THAT NEITHER SELLER NOR BROKER SHALL HAVE ANY OBLIGATION TO DISCLOSE ANY POSSIBLE SPECIAL ASSESSMENT IF IT IS NOT YET UNDER CONSIDERATION, AS THAT TERM IS DEFINED HEREIN.
   b. **Seller Pays for Undisclosed Special Assessments:** With respect to special assessment(s) Under Consideration or approved before Binding Agreement Date that are either not disclosed or are not disclosed accurately by Seller to Buyer, Seller shall be liable for and shall reimburse Buyer for that portion of the special assessment(s) that was either not disclosed or was not disclosed accurately.
   c. **Liability for Disclosed Special Assessments:** With respect to special assessments, Under Consideration or approved and accurately disclosed above, if an unpaid special assessment is due but may be paid in installments, it shall be deemed to be due in installments for purposes of determining whether it is to be paid by Buyer or Seller. Installment payments due prior to or on Closing shall be paid by the Seller; and installment payments due subsequent to Closing shall be paid by the Buyer. Otherwise, the special assessment shall be paid by the party owning the Property at the time the special assessment is first due.
   d. **Special Assessments Arising after Binding Agreement Date:** With respect to special assessments that are only Under Consideration after the Binding Agreement Date and are promptly disclosed by Seller to Buyer:
      i. If the special assessment(s) is adopted and due, in whole or in part, prior to or on Closing, that portion due prior to or on Closing shall be paid by the Seller; and
      ii. If the special assessment(s) is adopted and due in whole or part subsequent to Closing, that portion due subsequent to Closing shall be paid by Buyer.

5. **TRANSFER, INITIATION, AND ADMINISTRATIVE FEES**
   a. **Buyer Pays:** Buyer shall pay any initial fee, capital contribution, new member fee, transfer fee, new account set-up fee, fees similar to the above but which are referenced by a different name, one-time fees associated with closing of the transaction and fees to transfer keys, gate openers, fobs and other similar equipment (collective, "Transfer, Initiation, and Administrative Fees) to the extent the total amount due is accurately disclosed above. Advance assessments due at Closing for a period of time after Closing, shall not be Transfer, Initiation, and Administrative Fees and shall be paid by Buyer.
   b. **Seller Pays:** Seller shall pay any amount in excess of the sum disclosed in Section A(5), even in the event of any later disclosures made by the Seller of increase in such Transfer, Initiation, and Administrative Fees. In the event Seller fills in the above blank with "N/A", or anything other than a dollar amount, or is left empty, it shall be the same as Seller filling in the above blank with $0.00.
   c. **Fees Defined:** All Transfer, Initiation, and Administrative Fees paid by Seller pursuant to this section are considered actual Seller fees and are not a Seller concession or contribution to the Buyer's cost to close.

Signed by: [signature]	DocuSigned by: [signature]
1 Buyer's Signature	**1 Seller's Signature**
ARK7 Properties Advance LLC Series #ICBTL	Aicon Properties LLC
Print or Type Name	Print or Type Name
Date	Date
2 Buyer's Signature	**2 Seller's Signature**
Print or Type Name	Print or Type Name
Date	Date
☐ **Additional Signature Page (F267) is attached.**	☐ **Additional Signature Page (F267) is attached.**

DISCLOSURE OF INFORMATION ON LEAD-BASED PAINT AND/OR LEAD-BASED PAINT HAZARDS IN PURCHASE AND SALE TRANSACTIONS ("LEAD-BASED PAINT EXHIBIT")

EXHIBIT "E"

GeorgiaREALTORS®

2024 Printing

This Exhibit pertains to that certain Property known as: 215 PIEDMONT AVE NE, ATLANTA, Georgia 30308.

UNDER FEDERAL LAW, THIS EXHIBIT MUST BE SIGNED BY THE SELLER AND BUYER, AND THE BUYER PROVIDED WITH A COPY OF THE LEAD-BASED PAINT BROCHURE PRIOR TO THE BUYER AND SELLER ENTERING INTO A BINDING AGREEMENT. THIS AGREEMENT MUST BE FILLED OUT FOR ALL HOUSING BUILT PRIOR TO 1978.

Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards

Hazards Lead Warning Statement

Every buyer of any interest in residential property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The seller of any interest in residential real property is required to provide the Buyer with any information on lead-based paint hazards from risk assessments or inspections in the Seller's possession and notify the Buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

Seller's Disclosure

(a) Presence of lead-based paint and/or lead paint hazard *[initial (i) or (ii) below. The section not initialed shall not be part of this Exhibit]*

(i) ________________ Known lead-based paint and/or lead-based paint hazards are present in the housing (explain below):

☐ Check box if additional pages of explanations are attached and incorporated herein.

✔ (ii) DS KY Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b) Records and Reports available to the Seller *[initial (i) or (ii) below. The section not initialed shall not be part of this Exhibit]:*

(i) ________________ Seller has provided the Buyer with all the available records and reports pertaining to lead-based paint and/or lead based paint hazards in the housing (list document below):

✔ (ii) DS KY Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Buyer's Acknowledgment *[initial all applicable sections below]:*

(c) ________________ Buyer has received copies of all information, if any, listed above.

(d) ________________ Buyer has received the pamphlet *Protect Your Family from Lead in Your Home*

(e) Buyer has: *[initial (i) or (ii) below]:*

(i) ________________ Received a ten (10) day opportunity (or mutually agreed upon period) to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards (prior to Buyer being obligated under the Purchase and Sale Agreement); or

(ii) Initial [initials] Waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards (which shall not prevent Buyer from evaluating the Property for lead-based paint and lead-based paint hazards during any Due Diligence or Right to Request Repairs Period).

Docusign Envelope ID: 40FC69D9-5A21-43F2-8AC5-D023B3780A11

Agent's Acknowledgment (Agent who informed Seller of Seller's Obligations should initial).

(f) ______ Seller's Agent has informed the Seller of the Seller's obligations under 42 U.S.C. § 4852(d) and is aware of his/her responsibility to ensure compliance.

(g) ______ Buyer's Agent has informed the Seller of the Seller's obligations under 42 U.S.C. § 4852(d) and is aware of his/her responsibility to ensure compliance. *[only required if Buyer's Agent receives compensation from the Seller.]*

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

Signed by:

7/31/2024

1 Buyer's Signature Date

ARK7 PROPERTIES ADVANCE LLC SERIES #ICBTL

Print or Type Name

DocuSigned by:

8/1/2024

1 Seller's Signature Date

Aicon Properties LLC

Print or Type Name

2 Buyer's Signature Date

Print or Type Name

2 Seller's Signature Date

Print or Type Name

☐ **Additional Signature Page (F267) is attached.**

☐ **Additional Signature Page (F267) is attached.**

Buyer's Agent Signature Date

Print or Type Name

Buyer Brokerage Firm

DocuSigned by:

7/31/2024

Seller's Agent Signature Date

Lee Sherry

Print or Type Name

Real Broker, LLC.

Seller Brokerage Firm

NO FINANCING CONTINGENCY
EXHIBIT "F"

GeorgiaREALTORS®

2024 Printing

This Exhibit is part of the Agreement with an Offer Date of 7/30/2024 for the purchase and sale of that certain Property known as: 215 PIEDMONT AVE NE 1503, ATLANTA, Georgia 30308.

1. **Method of Purchase**

   A. ☑ **All Cash Purchase:** Buyer has sufficient liquid assets to purchase the Property in this transaction for "all cash". The Buyer has no right to unilaterally extend the Closing Date for eight (8) days for reason of mortgage lender delay. Notwithstanding the above, Buyer shall have the right to extend the Closing Date for eight (8) days if the Closing Attorney is not ready except if the basis for the Closing Attorney not being ready is due to or related to the mortgage lender delay.

   OR

   B. ☐ **Financed Purchase with No Financing Contingency:** Buyer intends to obtain mortgage financing to pay for all or a portion of the sales price of the Property; provided, however, this Agreement shall not be subject to a financing contingency. Even though Buyer is obtaining a mortgage loan, the Buyer has no right to unilaterally extend the Closing Date for eight (8) days for reason of mortgage delay. Notwithstanding the above, Buyer shall have the right to extend the Closing Date for eight (8) days if the Closing Attorney is not ready except if the basis for the Closing Attorney not being ready is due to or related to the mortgage lender delay.

2. **Verification of Funds.** Within ______ days from the Binding Agreement Date, Buyer shall be obligated to provide or cause to be provided to Seller information describing in specific detail the source of all Buyer's funds necessary to purchase the Property ("Required Information"). The Required Information shall consist of one or more of the following:

   A. A letter or letters from a trust, stock brokerage firm and/or financial institution holding funds, stocks, bonds and/or other assets (hereinafter collectively referred to as "Assets") of or on behalf of Buyer and dated subsequent to the Binding Agreement Date stating that Buyer has funds in US Dollars of at least an amount specified in the letter and/or Assets on deposit with the institution of a value specified in the letter, that are sufficient to allow Buyer to complete the purchase of the Property;

   B. An account statement or statements from the trust, stock brokerage firm and/or financial institution(s) holding funds and/or Assets confirming a specific amount of funds in US Dollars on deposit with the institution. Such account statement must be for the regular time period that such statements are issued immediately preceding the Binding Agreement Date.

   C. If Option 1(B) is selected above, a loan commitment letter from a mortgage lender.

3. **Authorization and Security.** Buyer does hereby authorize Seller and Seller's Broker to communicate with any person providing information regarding Buyer's source of funds to purchase the Property to verify such information and to answer any questions Seller or Listing Broker may have regarding the source of Buyer's funds to purchase the Property. In providing any account statement to Seller, Buyer shall be entitled to delete or otherwise shield account numbers, social security numbers, telephone numbers and other information the release of which could jeopardize the security of the account or put the Buyer at greater risk of identity theft.

4. **Seller's Right to Terminate.** In the event Buyer fails to provide Seller with the Required Information within the timeframe set forth above, Seller shall notify Buyer of the default and give Buyer three (3) days from the date of the delivery of the notice to cure the same. If Buyer does not timely cure the default, Seller may terminate this Agreement within seven (7) days thereafter due to Buyer's default upon notice to Buyer. In the event Seller does not terminate this Agreement within that timeframe, the right to terminate on this basis shall be waived.

5. **Appraisal Contingency.** In addition to the other rights of Buyer set forth herein, this Agreement ☐ shall or ☑ shall not be subject to the Property appraising for at least the purchase price. Buyer shall have the rights set forth in this exhibit in the event the Property does not appraise for at least the purchase price in accordance with the terms and conditions set forth below:

   A. Type of Appraisal: The appraisal shall be a "certified appraisal" of the Property (as that term is defined in O.C.G.A. § 43-39A-2) performed or signed off by a licensed or certified appraiser (as those terms are defined in the rules and regulations of the Georgia Real Estate Appraiser's Board) and include a statement that the appraiser performed an "independent appraisal assignment" (as that term is defined in O.C.G.A. § 43-39A-2(24)) with respect to the Property.

   B. Selection of Appraiser: The appraiser shall be selected by *[Select one. The sections not selected shall not be a part of this Agreement.]:* ☐ Buyer, ☐ Seller, OR ☐ Other (______________________); and all parties agree that this appraiser shall only perform a single certified appraisal of the Property.

C. Rights of Buyer If Property Does Not Appraise: If any appraisal performed pursuant to and in accordance with this exhibit is for less than the purchase price of the Property, the Buyer shall have the right to request within ________ days from the Binding Agreement Date that Seller reduce the sales price of the Property to a price not less than the appraisal price by submitting an Amendment to Sales Price (F713) ("ATSP") to Seller along with a complete copy of the appraisal which is for less than the purchase price. In the event that Buyer does not submit an ATSP within the time frame referenced above, Buyer shall be deemed to have waived Buyer's right to request a reduction in the sales price and this Agreement shall no longer be subject to an appraisal contingency. The time limit of the offer for the Seller to accept or reject the ATSP shall run through the earlier of: (1) three (3) days from the date that the ATSP is delivered to Seller; or (2) the time of Closing (excluding any extensions of the Closing resulting from the unilateral extension of the Closing Date).

If Seller does not accept the ATSP, Buyer shall have the right, but not the obligation, to terminate this Agreement without penalty upon notice to Seller, provided that such notice is given within three (3) days of the earlier of: (a) the date that Buyer receives notice that Seller has not accepted the ATSP; or (b) the last date Seller could have accepted the ATSP. In neither circumstance shall the Buyer's right to terminate extend beyond the time of Closing.

D. Buyer Not Obligated to Seek Price Reduction: Nothing herein shall require Buyer to seek any reduction in the sales price of the Property. If Buyer does not seek a reduction in the sales price, Buyer shall be obligated to purchase the Property for the price agreed to by the parties in the Agreement.

Buyer's Initials: Initial ____________ Seller's Initials: DS ____________